Exhibit 10.1

TRUST AGREEMENT

This Trust Agreement will verify that the following mineral claim is held in Trust by Gary D. Alexander of Palm City, FL, for Greenwood Gold Resources, Inc. (a Nevada Corporation):

NAME OF CLAIM	LICENSE NUMBER	PERCENTAGE OF TITLE

GREENWOOD POND	014760M	100%
(comprising 13 claim blocks totaling 325 hectares)

     The above mineral claim is in Central Newfoundland, in the electoral district of Gander, CANADA.

     Signed, Sealed and Delivered this 7th day of April, 2008.

     GARY D. ALEXANDER
     Gary D. Alexander

     Signed, Sealed and Delivered by Gary D. Alexander

     In the presence of:

     SANDRA CAMACHO
     Sandra Camacho

     Witness Name

     10550 SW Westlawn Blvd.
     Port St. Lucie, FL 34987
    Address

    Administrator
     Occupation